UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2012

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VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 Valley Centre Drive, Suite 200 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)
(800) 228-4728
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events

As previously disclosed, on July 27, 2010, St. Jude Medical, Inc. (“St. Jude”) filed a lawsuit against Volcano Corporation (the “Company”) in federal district court in Delaware, alleging that the Company's pressure guide wire products infringe five patents owned by St. Jude. St. Jude is seeking injunctive relief and monetary damages. On September 20, 2010, the Company filed its response, in which it denied the allegations that its PrimeWire® products infringe any valid claim of St. Jude's asserted patents. In addition, the Company filed a counterclaim in which it alleged that St. Jude's PressureWire® products and its RadiAnalyzer® Xpress product infringe or have infringed four of the Company's patents. In the Company's counterclaim, the Company is seeking injunctive relief and monetary damages.

On September 7, 2012, the court heard oral arguments regarding the parties' claim construction positions and pending motions for summary judgment.  On October 4, 2012, the court issued an order regarding claim constructions in which it adopted a majority of the Company's claim constructions. The court did adopt certain of St. Jude's claim constructions and created its own claim constructions for certain of the terms being interpreted. On October 11, 2012, the court issued an order in which it denied St. Jude's motions for summary judgment, which if granted would have resulted in the elimination of the Company's patents from the trial. As a result, all four of the Company's asserted patents will remain in the case.

On October 12, 2012, the court issued a series of orders in which it granted certain of the Company's motions for summary judgment with respect to three of the patents asserted by St. Jude. In its orders, the court granted the Company's motion regarding non-infringement with respect to St. Jude's U.S. Patent No. 6,167,763, and consequently summary judgment has been entered for Volcano with respect to such patent and it has been eliminated from the impending trial. The court also granted the Company's summary judgment motions regarding the priority dates of St. Jude's U.S. Patent No. 6,248,083 and U.S. Patent No. 6,112,598.

A trial on the remaining St. Jude patents has been scheduled for October 15, 2012 and a trial on the four Company patents has been scheduled for October 22, 2012.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Any statements in this report that are not historical facts may be considered "forward-looking statements" including statements regarding the impact of the court's rulings discussed above, potential results of any litigation, potential infringement or non-infringement of third-party intellectual property rights or the Company's intellectual property rights and applicable remedies, and the potential benefits of the Company's products and procedures. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties which may cause the Company's results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include unfavorable developments in the ongoing litigation described above or other litigation, the Company's ability to obtain the relief it seeks in the litigation described above or other litigation, the Company's ability to obtain or maintain patent or other proprietary intellectual property protection, unexpected regulatory actions or delays or government regulation generally, unexpected new data, safety and technical issues, market conditions and other risks inherent to medical device companies and patent litigation. These and additional risks and uncertainties are more fully described in the Company's filings made with the Securities and Exchange Commission, including the Company's most recent quarterly report on Form 10-Q. Undue reliance should not be placed on forward-looking statements which speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/ S / Darin Lippoldt
Darin Lippoldt Senior Vice President and General Counsel
Dated: October 15, 2012